UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

CAMDEN PROPERTY TRUST
 (Exact name of registrant as specified in its charter)

Texas	1-12110	76-6088377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Greenway Plaza, Suite 1300, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2008, Camden Property Trust (the “Company”) announced it commenced a cash tender offer (the “Tender Offer”) for any and all of its notes (the “Notes”) set forth below for the consideration payable per $1,000 principal amount of each series of the Notes set forth below under the column entitled “Price Per $1,000 Principal Amount of Notes,” plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which, (i) if the holder does not affirmatively elect to have a deferred payment date, is expected to be the second business day following the Expiration Time (as defined below), or (ii) if the holder affirmatively elects to have a deferred payment date, is expected to be the first business day following January 1, 2009.

				Price Per $1,000
			Aggregate Principal	Principal Amount of
CUSIP Number	Issuer	Title of Security	Amount Outstanding	Notes
133131AM4	Camden Property Trust	4.700% Senior Unsecured Notes due July 15, 2009	$100,000,000	$980
133131AN2	Camden Property Trust	4.375% Senior Unsecured Notes due January 15, 2010	$220,550,000	$920
133131AH5	Camden Property Trust	6.750% Senior Unsecured Notes due September 15, 2010	$100,000,000	$910
86623XAC7	Camden Summit Partnership, L.P. (1)	7.590% Medium Term Notes due March 16, 2009	$25,000,000	$990
86623XAD5	Camden Summit Partnership, L.P. (1)	8.500% Medium Term Notes due July 19, 2010	$10,000,000	$920
13313AAJ1	Camden Property Trust	6.790% Medium Terms Notes due August 27, 2010	$14,500,000	$890

(1)
Camden Summit Partnership, L.P. (formerly known as Summit Properties Partnership, L.P.) was acquired by the Company in the merger of Summit Properties Inc. with and into Camden Summit, Inc., a wholly-owned subsidiary of the Company, on February 28, 2005.

Additional terms and conditions of the Offer are set forth in the Offer to Purchase dated December 12, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).

The Offer will expire at 5:00 p.m., New York City time, on Friday, December 19, 2008 unless extended or earlier terminated (the “Expiration Time”). Under certain circumstances, and as more fully described in the Offer to Purchase, the Company may terminate the Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time. The Company expects to use available cash and borrowings under its $600 million unsecured revolving credit facility to pay the purchase price and accrued and unpaid interest for all Notes that it purchases pursuant to the Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.

A copy of the press release announcing the Tender Offer is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

99.1	Press release, dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008

CAMDEN PROPERTY TRUST

By: /s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release, dated December 12, 2008